EXHIBIT 99.1


[ACACIA
RESEARCH
CORPORATION
LOGO]
                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                   Fax (949) 480-8301
March 5, 2002



                  ACACIA RESEARCH REPORTS RECORD FOURTH QUARTER
                     AND FISCAL YEAR 2001 FINANCIAL RESULTS

         Newport Beach, Calif. - (BUSINESS WIRE) - March 5, 2002 - Acacia Research Corporation (Nasdaq: ACRI) today reported record fourth quarter and fiscal year revenues.

         "Acacia Research received $6,019,000 in payments during the fourth quarter of 2001. For the year, we received $32,014,000 consisting of $25,630,000 in payments from the licensing of our television V-chip technology and $6,384,000 in payments received by our CombiMatrix subsidiary," stated Paul R. Ryan, Chairman and CEO. "Our company also strengthened its consolidated cash position to $84,600,000 while increasing the ownership of our media technology companies to one hundred percent."

         "Our reporting results were significantly impacted by non-cash stock compensation charges resulting from the step-up in valuation of our CombiMatrix subsidiary in connection with its proposed initial public offering in 2000, which accounted for approximately 56% of our fiscal year 2001 reported net loss," concluded Mr. Ryan.


FINANCIAL RESULTS
-----------------

         Revenues for the fourth quarter of 2001 were $1,091,000 compared to no revenues in the comparable 2000 period. Fourth quarter revenues were comprised of $1,000,000 in television V-chip technology licensing revenues and $91,000 in U.S. Department of Defense grant revenues recognized by the company's CombiMatrix subsidiary.

         In addition, during the fourth quarter of 2001 our CombiMatrix subsidiary received cash payments totaling $4,928,000, which have been recorded as deferred revenues at December 31, 2001 pursuant to the terms of the related agreements with Roche Diagnostics and NASA.

         Revenues for the year ended December 31, 2001 were a record $24,636,000 compared to $57,000 in revenues for the year ended December 31, 2000. Revenues were comprised of $24,180,000 in television V-chip technology licensing revenues and $456,000 in U.S. Department of Defense grant revenues recognized by the company's CombiMatrix subsidiary.

         In addition, during 2001 Acacia Research and our CombiMatrix subsidiary received cash payments totaling approximately $7,460,000, which have been recorded as deferred revenues at December 31, 2001 pursuant to the terms of the related agreements with Philips Electronics, Roche Diagnostics and NASA.

         The fourth quarter 2001 net loss from continuing operations was $5,194,000 or 27 cents per share versus a net loss from continuing operations of $14,191,000, or 80 cents per share in the comparable 2000 period.

         Excluding non-cash compensation charges, the fiscal year 2001 net loss was $9,900,000 or 51 cents per share compared to $22,699,000 or $1.39 per share in the comparable 2000 period.

         The fiscal year net loss from continuing operations, including non-cash compensation charges after minority interests of $12,372,000 in 2001 and $6,460,000 in 2000, primarily relating to a step-up in value of its CombiMatrix subsidiary in connection with its proposed initial public offering in 2000, was $22,272,000 or $1.16 per share in 2001 versus a net loss of $29,159,000 or $1.78 per share in 2000.

{Note: All share and per-share information has been adjusted retroactively to reflect the 10% stock dividend declared by Acacia Research Corporation on October 22, 2001 and distributed on December 5, 2001.}


FINANCIAL CONDITION
-------------------

         Total assets increased to $110.9 million as of December 31, 2001 from $98.5 million as of December 31, 2000.

         Cash and short-term investments on a consolidated basis increased to $84.6 million as of December 31, 2001 from $76.8 million as of December 31, 2000.

         Business highlights of the fourth quarter include:

         o In November 2001, Acacia Research Corporation increased its ownership of Acacia Media Technologies Corporation, formerly Greenwich Information Technologies, LLC, from 33 percent to 100 percent. Acacia Media Technologies Corporation owns a worldwide portfolio of pioneering patents relating to audio and video transmission and receiving systems, commonly known as audio-on-demand and video-on-demand, used for distributing content via computer networks, cable television systems and direct broadcasting satellite systems.

         o On October 22, 2001, our Board of Directors declared a ten percent (10%) stock dividend. The stock dividend, totaling 1,777,710 shares of our common stock, was distributed on December 5, 2001 to stockholders of record as of November 21, 2001.

         o In October 2001, CombiMatrix Corporation formed a joint venture with Marubeni Japan, one of Japan's leading trading companies. The joint venture, based in Tokyo, will focus on development and licensing opportunities for CombiMatrix's biochip technology with pharmaceutical and biotechnology companies in the Japanese market. Marubeni has made an investment to acquire a minority interest in the joint venture.

         A conference call is scheduled for 6:00 a.m. Pacific Time (9:00 a.m. Eastern) on Wednesday, March 6, 2002. The conference call will include a review of financial results for the fourth quarter and fiscal year 2001 and a discussion of business developments. Shareholders, analysts and reporters are welcome to participate. Paul R. Ryan, Chairman and CEO of Acacia Research, Robert "Chip" Harris, President of Acacia Research, and Dr. Amit Kumar, CEO of CombiMatrix Corporation, will host the call.

         To listen to the presentation by phone, dial 800-360-9865 for domestic callers and 973-694-6836 for international callers. A replay of the audio presentation will be available for 30 days at 800-428-6051 for domestic callers and 973-709-2089 for international callers, both of whom will need to enter the code 233570 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia's website at www.acaciaresearch.com. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research develops, licenses and provides products for the life science and media technology sectors. Acacia licenses its V-chip technology to television manufacturers and owns pioneering technology for digital streaming and video-on-demand. Acacia's CombiMatrix subsidiary is developing a biochip technology for the life science market. Acacia Research's website is located at www.acaciaresearch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                       ACACIA RESEARCH CORPORATION (ACRI)
                          SUMMARY FINANCIAL INFORMATION
                                   (UNAUDITED)


CONSOLIDATED BALANCE SHEET INFORMATION
(IN THOUSANDS)

                                       DECEMBER 31,      DECEMBER 31,
                                          2001              2000
                                       ----------        ----------

Total Assets                           $ 110,859          $ 98,516
                                       ==========         =========
Total Liabilities (see Note 1)         $  19,824          $ 20,848
                                       ==========         =========
Minority Interests (see Note 1)        $  32,303          $ 17,524
                                       ==========         =========
Total Stockholders' Equity             $  58,732          $ 60,144
                                       ==========         =========

------------------------------------------------------

Note 1: Effective January 1, 2001, Acacia Research changed its accounting policy for non-cash accrued stock compensation related to its subsidiaries in consolidation. As a result, effective January 1, 2001, amortized non-cash stock compensation charges related to subsidiary stock options are included in minority interests on our consolidated balance sheet. Prior to the change in accounting policy, amortized non-cash stock compensation charges related to subsidiary stock options were reflected as "Accrued Stock Compensation," in consolidated liabilities. There is no impact on previous consolidated statements of operations as a result of this change in accounting policy.


CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER-SHARE INFORMATION)

                                                           THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                       ---------------------------   ---------------------------
                                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                          2001           2000           2001           2000
                                                       ---------------------------   ---------------------------
Revenues:
    License fee income .............................   $     1,000    $        --    $    24,180    $        --
    Grant revenue ..................................            91             --            456             17
    Other income ...................................            --             --             --             40
                                                       ------------   ------------   ------------   ------------

    Total revenues .................................         1,091             --         24,636             57
                                                       ------------   ------------   ------------   ------------

Operating expenses .................................        10,855         17,939         67,834         37,220
                                                       ------------   ------------   ------------   ------------

    Operating loss .................................        (9,764)       (17,939)       (43,198)       (37,163)
                                                       ------------   ------------   ------------   ------------

Other income (expense) .............................         1,195         (1,812)         4,166         (1,235)
                                                       ------------   ------------   ------------   ------------

Loss from continuing operations before income
    taxes and minority interests ...................        (8,569)       (19,751)       (39,032)       (38,398)

Benefit (provision) for income taxes ...............           239             42           (780)            73
                                                       ------------   ------------   ------------   ------------

Loss from continuing operations before
    minority interests .............................        (8,330)       (19,709)       (39,812)       (38,325)

Minority interests .................................         3,136          5,518         17,540          9,166
                                                       ------------   ------------   ------------   ------------

Loss from continuing operations ....................        (5,194)       (14,191)       (22,272)       (29,159)

Discontinued operations
    Loss from discontinued operations ..............            --         (3,826)            --         (9,554)
                                                       ------------   ------------   ------------   ------------
Loss before cumulative effect of change in
    accounting principle ...........................        (5,194)       (18,017)       (22,272)       (38,713)

    Cumulative effect of change in accounting
    principle due to beneficial conversion feature              --             --             --           (246)
                                                       ------------   ------------   ------------   ------------

Net loss ...........................................   $    (5,194)   $   (18,017)   $   (22,272)   $   (38,959)
                                                       ============   ============   ============   ============

CONSOLIDATED STATEMENT OF OPERATIONS, CONTINUED
(IN THOUSANDS, EXCEPT SHARE AND PER-SHARE INFORMATION)


Loss per common share:
Basic and diluted
    Loss from continuing operations ................   $     (0.27)   $     (0.80)   $     (1.16)   $     (1.78)
    Loss from discontinued operations ..............            --          (0.21)            --          (0.58)
    Cumulative effect of change.....................            --             --             --          (0.02)
                                                       ------------   ------------   ------------   ------------

Net loss ...........................................   $     (0.27)   $     (1.01)   $     (1.16)   $     (2.38)
                                                       ============   ============   ============   ============

Weighted average number of common and potential
    common shares outstanding used
    in computation of loss per share:
    Basic and diluted...............................    19,558,572     17,840,672     19,259,256     16,346,099
                                                       ============   ============   ============   ============

{Note: All share and per-share information has been adjusted retroactively to reflect the 10% stock dividend declared by Acacia Research Corporation on October 22, 2001 and distributed on December 5, 2001.}